EXHIBIT 23.1

Consent of  Independent Registered  Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Incentive Compensation Plan of Bruker Corporation of our reports dated March 12, 2010, with respect to the consolidated financial statements and schedule of Bruker Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting of Bruker Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 4, 2010